Exhibit 5.1

Akerman LLP 520 Madison Avenue 20th Floor New York, NY 10022 T: 212 880 3800 F: 212 880 8965

September 16, 2020

Fiesta Restaurant Group, Inc.

14800 Landmark Boulevard, Suite 500

Dallas, Texas 75254

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is being furnished in connection with the filing, with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (File No. 333- ) (the “Registration Statement”) of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), Cabana Beverages, Inc., a Texas corporation (“Cabana Beverages”), Cabana Bevco LLC, a Texas limited liability company (“Cabana Bevco”), Cabana Grill, Inc., a Delaware corporation (“Cabana Grill”), Pollo Franchise, Inc., a Florida corporation (“Pollo Franchise”), Pollo Operations, Inc., a Florida corporation (“Pollo Operations”), Pollo Tropical Beverages, LLC, a Texas limited liability company (“Pollo Tropical Beverages”), Pollo Tropical Management, LLC, a Texas limited liability company (“Pollo Tropical Management”), Taco Cabana, Inc., a Delaware corporation (“Taco Cabana”), TP Acquisition Corp., a Texas corporation (“TP Acquisition”), TC Bevco LLC, a Texas limited liability company (“TC Bevco”), T.C. Management, Inc., a Delaware corporation (“T.C. Management”), Texas Taco Cabana, L.P., a Texas limited partnership (“Texas Taco Cabana”), and TPAQ Holding Corporation, a Delaware corporation (“TPAQ Holding”, and together with Cabana Beverages, Cabana Bevco, Cabana Grill, Pollo Franchise, Pollo Operations, Pollo Tropical Beverages, Pollo Tropical Management, Taco Cabana, TP Acquisition, TC Bevco, T.C. Management and Texas Taco Cabana, the “Subsidiary Guarantors”), and the prospectus contained in such Registration Statement (the “Prospectus”). The Registration Statement relates to the proposed issuance, offer and sale of up to $100,000,000 in the aggregate offering price of securities that may be offered from time to time by the Company in one or more offerings of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) guarantees by the Subsidiary Guarantors of the Debt Securities (the “Guarantees”), (v) depositary shares (the “Depositary Shares”) representing fractional interests in shares of the Preferred Stock, which will be evidenced by depositary receipts, (vi) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (vii) rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (the “Rights”), (viii) purchase contracts, including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a specified principal amount of Debt Securities, shares of Common Stock, Preferred Stock or Depositary Shares, or other securities (the “Purchase Contracts”) and (ix) units consisting of Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Rights or any combination thereof (the “Units”, and collectively with the Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Rights and Purchase Contracts, the “Securities”). The Debt Securities and Guarantees may be issued pursuant to an indenture (the “Indenture”) among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and a trustee to be named therein.

Fiesta Restaurant Group, Inc.

September 16, 2020

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal capacity of all natural persons to take all actions required of such person in connection with the Registration Statement; (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (e) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (f) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (g) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (h) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (i) a sufficient number of shares of Common Stock and Preferred Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock and Preferred Stock (j) any Debt Securities and Guarantees that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture, and the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and Guarantees will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee named therein; and (k) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinions set forth below. We have further assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under, the Securities will not, violate, conflict with or constitute a default or a breach under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Fiesta Restaurant Group, Inc.

September 16, 2020

We are members of the Bar of the State of New York, the State of Florida and the State of Texas, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the State of Florida, the State of Texas, the General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Limited Liability Company Act, in each case as in effect on the date hereof. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

Based upon and subject to the qualifications set forth elsewhere in this opinion letter, we are of the opinion that:

(1) With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including shares of Common Stock issuable upon conversion of, exchange of or exercise of any Preferred Stock, Debt Securities, Warrants, Rights, Purchase Contracts, or Units the “Offered Common Shares”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, and (v) when the Offered Common Shares have been duly delivered to the purchasers upon payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.01 per share of Common Stock, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

Fiesta Restaurant Group, Inc.

September 16, 2020

(2) With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including shares of Preferred Stock issuable upon conversion of, exchange of or exercise of any Preferred Stock, Debt Securities, Warrants, Rights, Purchase Contracts, or Units the “Offered Preferred Shares”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designation for the Offered Preferred Shares in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”), (v) when the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, and (vi) when the Offered Preferred Shares have been duly delivered upon payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock, the Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

(3) With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) when an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement or purchase agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration received therefor and related matters, and (v) when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities and the applicable underwriting agreement or purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Fiesta Restaurant Group, Inc.

September 16, 2020

(4) With respect to any Guarantee by any of the Subsidiary Guarantors with respect to a series of Offered Debt Securities issued pursuant to the Registration Statement (collectively, the “Offered Guarantees”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, (ii) when an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities and related Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement or purchase agreement with respect to the Offered Debt Securities and related Offered Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors and/or the board, other applicable body or members of each applicable Subsidiary Guarantor of the Company, including any appropriate committee appointed thereby, and appropriate officers, members or managers of the Company and/or each Subsidiary Guarantor, as applicable, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, including the Offered Guarantees, the consideration received therefor and related matters, and (v) when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities, including the Offered Guarantees, and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, each Offered Guarantee, when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, including such Offered Guarantee, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the applicable Subsidiary Guarantor, enforceable against the applicable Subsidiary Guarantor in accordance with its respective terms.

(5) With respect to Depositary Shares issued under a deposit agreement (the “Deposit Agreement”) and to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Depository Shares has been prepared, delivered and filed in compliance with applicable law, (iii) any applicable Deposit Agreement has been duly authorized by the Company and any bank or trust company named therein (the “Deposit Agent”) has been duly named by all necessary corporate action, (iv) any applicable Deposit Agreement has been duly executed and delivered by the Company and the Deposit Agent and the terms of the Deposit Agreement have been established in accordance with applicable law; (v) the issuance and terms of the Offered Depositary Shares have been duly authorized by the Company by all necessary corporate action, (vi) the Preferred Stock represented by the Offered Depositary Shares has been duly delivered by the Company and authenticated by any Deposit Agent pursuant to any applicable Deposit Agreement, and (vii) the due execution, issuance and delivery of depositary receipts evidencing the Offered Depositary Shares against deposit of the Preferred Stock in accordance with the applicable Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable Deposit Agreement, then the Offered Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Fiesta Restaurant Group, Inc.

September 16, 2020

(6) With respect to the Warrants issued under a warrant agreement (the “Warrant Agreement”) and to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with applicable law, (iii) any applicable Warrant Agreement has been duly authorized by the Company and any warrant agent named therein (the “Warrant Agent”) has been duly named by all necessary corporate action, (iv) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law, (v) the issuance and terms of the Offered Warrants have been duly authorized by the Company by all necessary corporate action, and (vi) the Offered Warrants have been duly executed and delivered by the Company and authenticated by any Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(7) With respect to the Rights issued under a rights agreement (the “Rights Agreement”) and to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Rights has been prepared, delivered and filed in compliance with applicable law, (iii) any applicable Rights Agreement has been duly authorized by the Company and any subscription agent named therein (the “Subscription Agent”) has been named by all necessary corporate action, (iv) any applicable Rights Agreement has been duly executed and delivered by the Company and the Subscription Agent and the terms of the Rights Agreement have been established in accordance with applicable law, (v) the issuance and terms of the Offered Rights have been duly authorized by the Company by all necessary corporate action, and (vi) the Offered Rights have been duly executed and delivered by the Company and authenticated by any Subscription Agent pursuant to any applicable Rights Agreement and delivered against payment therefor, then the Offered Rights, when issued and sold in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Fiesta Restaurant Group, Inc.

September 16, 2020

(8) With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with applicable law, (iii) the issuance and terms of the Offered Purchase Contracts have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with any applicable agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), and (v) the Offered Purchase Contracts have been duly executed and delivered against payment therefor, the Offered Purchase Contracts, when issued and sold in accordance with the applicable agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(9) With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with applicable law, (iii) the issuance and terms of the Offered Units have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the agent named therein and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), and (v) the Offered Units have been duly executed and delivered against payment therefore pursuant to the Unit Agreement, the Offered Units, when issued and sold in accordance with the Unit Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration or (vi) limit the waiver of rights under usury laws.

Fiesta Restaurant Group, Inc.

September 16, 2020

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. We further consent to your filing a copy of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP